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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We have issued our report dated May 30, 2014, with respect to the internal control over financial reporting included in the Annual Report on Form 10-K for the year ended March 31, 2014 of NGL Energy Partners LP and subsidiaries, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP
Tulsa, Oklahoma

July 9, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm